                                                                      Exhibit 23


                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-3: Nos. 33-50103, 333-15743, 333-15743-01, 333-15743-02, 333-15743-03,
333-17599, 333-31462, 333-34151, 333-41046, 333-47286, 333-50999, 333-57078,
333-58299, 333-70489, 333-90593, 333-90593-01, 333-90593-02, 333-90593-03, Form
S-4: Nos. 333-19039, 333-19039-01, 333-20611, 333-20611-01, and Form S-8: Nos.
33-51964, 33-54148, 33-60835, 33-60913, 33-62307, 33-63387, 33-65501, 333-2551,
333-10179, 333-10211, 333-11613, 333-14469, 333-36839, 333-37709, 333-42018,
333-43960, 333-44015, 333-50589, 333-53549, 333-83969, 333-89299 and 333-59616)
of Wachovia Corporation (formerly named First Union Corporation) and in the related Prospectuses of our report dated January 17, 2001 (except Note A, as to which the date is August 24, 2001) with respect to the restated audited financial statements of Wachovia Corporation for each of the three years in the period ended December 31, 2000 included in Wachovia Corporation's (formerly named First Union Corporation) Current Report on Form 8-K dated August 30, 2001, filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP

Greensboro, North Carolina
September 6, 2001